Penumbra Announces Preliminary Unaudited Revenue for the Fourth Quarter and Full Year 2020

ALAMEDA, Calif. January 11, 2021 /PRNewswire/ -- Penumbra, Inc. (the “Company”) (NYSE: PEN), a global healthcare company focused on innovative therapies, today announced certain unaudited preliminary revenue results for the fourth quarter and full year 2020 ahead of its participation at the 39th Annual J.P. Morgan Healthcare Conference on January 11-14, 2021.

Q4 Revenue Highlights
•Preliminary fourth quarter 2020 revenue is expected to be in the range of $162.5 million to $167.9 million, which represents growth of approximately 12% to 16% compared to the fourth quarter of 2019.
•Excluding the impact of the voluntary recall, Penumbra expects fourth quarter 2020 revenue on a non-GAAP basis1 in the range of $172.5 million to $172.9 million, which represents growth of approximately 19% compared to the fourth quarter of 2019.

Preliminary Results
The Company expects fourth quarter 2020 total revenue in the range of $162.5 million to $167.9 million, which represents growth of approximately 12% to 16% compared to the fourth quarter of 2019. This includes an expected impact in the range of $5 million to $10 million from the December 15, 2020 voluntary recall of the Penumbra JET 7 Reperfusion Catheter with Xtra Flex technology (“JET 7 Xtra Flex”). The Company expects full year 2020 revenue in the range of $556.0 million to $561.4 million, which represents growth of approximately 2% to 3% compared to full year 2019.

On a non-GAAP basis,1 excluding the impact of the recall, Penumbra expects fourth quarter 2020 revenue in the range of $172.5 million to $172.9 million, which represents growth of approximately 19% compared to the fourth quarter of 2019. The Company expects full year 2020 non-GAAP revenue in the range of $566.0 million to $566.4 million, which represents growth of approximately 3% compared to full year 2019.

The Company also announced other key revenue results. The Company expects the United States to represent 69% of total revenue and international to represent 31% of total revenue for the fourth quarter of 2020. Revenue from sales of vascular products is expected to grow to be in the range of $86.9 million to $87.1 million for the fourth quarter of 2020, an increase of 45% to 46% compared to the fourth quarter of 2019. Revenue from sales of neuro products is expected to be in the range of $75.6 million to $80.8 million for the fourth quarter of 2020, a decrease of 5% to 12% compared to the fourth quarter of 2019.

On a non-GAAP basis,1 the Company expects the United States to represent approximately 70% of total non-GAAP revenue and international to represent 30% of total non-GAAP revenue for the fourth quarter of 2020. Non-GAAP revenue from sales of vascular products is expected to be in the range of $86.9 million to $87.1 million for the fourth quarter of 2020, an increase of 45% to 46% compared to the fourth quarter of 2019. Non-GAAP revenue from sales of neuro products is expected to be in the range of $85.6 million to $85.8 million for the fourth quarter of 2020, which is relatively flat compared to the fourth quarter of 2019.

Revenue from sales of vascular products is expected to grow to be in the range of $267.6 million to $267.8 million for the year ended December 31, 2020, an increase of 24% compared to the year ended December 31, 2019. Revenue from sales of neuro products is expected to be in the range of $288.4 million to $293.6 million for the year ended December 31, 2020, a decrease of 11% to 13% compared to the year ended December 31, 2019.

Non-GAAP revenue from sales of vascular products is expected to be in the range of $267.6 million to $267.8 million for the year ended December 31, 2020, an increase of 24% compared to the year ended December 31, 2019. Non-GAAP revenue from sales of neuro products is expected to be in the range of $298.4 million to $298.6 million for the year ended December 31, 2020, a decrease of 10% compared to the year ended December 31, 2019.

The preliminary unaudited revenue results described in this press release are estimates only and subject to revision until the Company reports its full financial results for 2020 during its earnings announcement planned for late February.

1 See "Non-GAAP Revenue" for important information about our use of this non-GAAP measure.

“I’m proud that our Penumbra team around the world was able to help our customers address the needs of many more patients during the challenges of the global pandemic,” said Adam Elsesser, chief executive officer and president, Penumbra, Inc. “We remain committed to our mission of meeting the needs of patients and all who serve them across our neuro, vascular and virtual reality franchises.”

The Company is scheduled to present at the 39th Annual J.P. Morgan Healthcare Conference on Tuesday, January 12, 2021, at 10:50 a.m. Eastern Time. An audio webcast of this presentation will be available by visiting the investors’ section of the Company’s website at www.penumbrainc.com. The audio webcast will be available on the Company’s website for at least two weeks following the event.

Non-GAAP Revenue
In addition to revenue prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses non-GAAP revenue in this press release. The Company defines non-GAAP revenue as revenue excluding the impact of the December 15, 2020 voluntary recall of the Jet 7 Xtra Flex.

Full reconciliation of non-GAAP revenue to GAAP revenue is set forth in the tables below.

Our management believes non-GAAP revenue provides useful information to investors in assessing the performance of our business and provides meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. In addition, non-GAAP revenue enables comparison of the Company's revenue results with other public companies, many of which present similar non-GAAP revenue measures.

The non-GAAP revenue measure included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP revenue measure should not be considered in isolation or as an alternative to GAAP revenue. We urge investors to review the reconciliation of non-GAAP revenue to the comparable GAAP revenue included in this press release, and not to rely on any single financial measure to evaluate our business.

Penumbra, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue1
(unaudited)
(in thousands)

	GAAP				Non-GAAP
	Three Months Ended December 31,			Impact of	Three Months Ended December 31,
	2020 - HIGH	2019	% Change	Recall	2020 - HIGH	2019	% Change
Neuro	$80,762	$85,420	(5)%	$(5,000)	$85,762	$85,420	—%
Vascular	87,122	59,843	46%	—	87,122	59,843	46%
Total	$167,884	$145,263	16%	$(5,000)	$172,884	$145,263	19%

United States	$116,382	$96,065	21%	$(4,800)	$121,182	$96,065	26%
International	51,502	49,198	5%	(200)	51,702	49,198	5%
Total	$167,884	$145,263	16%	$(5,000)	$172,884	$145,263	19%

Jet 7 Xtra Flex	$3,771	$16,660	(77)%	$(5,000)	$8,771	$16,660	(47)%

	GAAP				Non-GAAP
	Three Months Ended December 31,			Impact of	Three Months Ended December 31,
	2020 - LOW	2019	% Change	Recall	2020 - LOW	2019	% Change
Neuro	$75,562	$85,420	(12)%	$(10,000)	$85,562	$85,420	—%
Vascular	86,922	59,843	45%	—	86,922	59,843	45%
Total	$162,484	$145,263	12%	$(10,000)	$172,484	$145,263	19%

United States	$112,082	$96,065	17%	$(9,000)	$121,082	$96,065	26%
International	50,402	49,198	2%	(1,000)	51,402	49,198	4%
Total	$162,484	$145,263	12%	$(10,000)	$172,484	$145,263	19%

Jet 7 Xtra Flex	$(1,229)	$16,660	(107)%	$(10,000)	$8,771	$16,660	(47)%

Penumbra, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue1
(unaudited)
(in thousands)

	GAAP				Non-GAAP
	Year Ended December 31,			Impact of	Year Ended December 31,
	2020 - HIGH	2019	% Change	Recall	2020 - HIGH	2019	% Change
Neuro	$293,592	$331,685	(11)%	$(5,000)	$298,592	$331,685	(10)%
Vascular	267,806	215,720	24%	—	267,806	215,720	24%
Total	$561,398	$547,405	3%	$(5,000)	$566,398	$547,405	3%

	GAAP				Non-GAAP
	Year Ended December 31,			Impact of	Year Ended December 31,
	2020 - LOW	2019	% Change	Recall	2020 - LOW	2019	% Change
Neuro	$288,392	$331,685	(13)%	$(10,000)	$298,392	$331,685	(10)%
Vascular	267,606	215,720	24%	—	267,606	215,720	24%
Total	$555,998	$547,405	2%	$(10,000)	$565,998	$547,405	3%

1See "Non-GAAP Revenue" for important information about our use of this non-GAAP measure.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra sells its products to hospitals and healthcare providers primarily through its direct sales organization in the U.S., most of Europe, Canada and Australia, and through distributors in select international markets. Penumbra, the Penumbra P logo, and Penumbra JET are trademarks of Penumbra, Inc. For more information, visit www.penumbrainc.com.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operation and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 3, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 2, 2020. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Contact
Penumbra, Inc. Investor Relations
investors@penumbrainc.com
510-995-2461

Penumbra, Inc. Media Relations
Betsy Merryman
Merryman Communications
betsy@merrymancommunications.com
media@penumbrainc.com
310-560-8176
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